                                                                   EXHIBIT 12(B)

I, James Ross, President and Principal Executive Officer, and I, Gary L. French, Treasurer and Principal Financial Officer, of SPDR(R) Series Trust (the "Trust") each certify that:

1. This Form N-CSR filing for the Trust (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


By: /s/ James Ross
    ---------------------------------
    James Ross
    President and Principal Executive
    Officer

Date: September 3, 2009


By: /s/ Gary L. French
    ---------------------------------
    Gary L. French
    Treasurer and Principal Financial
    Officer

Date: September 3, 2009